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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

      Current Report Pursuant to Section 13 or 15(d) of the Securities Act
                                     of 1934


                Date of Report (Date of Earliest Event Reported)
                                December 14, 2001

                         General Growth Properties, Inc.
             (Exact name of registrant as specified in its charter)

   Delaware                     1-11656                        42-1283895
   --------                     -------                        ----------
(State or other            (Commission File                (I.R.S. Employer
jurisdiction of                 Number)                   Identification Number)
incorporation)

                  110 N. Wacker Drive, Chicago, Illinois 60606
               (Address of principal executive offices) (Zip Code)

                                 (312) 960-5000
                                  -------------
              (Registrant's telephone number, including area code)

                                       N/A
         (Former name or former address, if changed since last report.)

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Item 5.   OTHER EVENTS.

        General Growth Properties, Inc. (the "Company") had previously reported that it was pursuing a potential acquisition involving a multi-billion dollar portfolio of regional shopping centers and other assets located throughout the United States. The Company has been notified that its bid to acquire those assets was not accepted.

        The Company has been advised that Lehman Brothers, Inc. exercised its over-allotment option to acquire an additional 1.2 million shares of the Company's common stock. Including the previous purchase of 8 million shares, the Company anticipates receiving net proceeds of approximately $344.5 million.

        The immediate use of funds will be to repay debt. However, the Company expects to use the proceeds to acquire additional mail assets throughout 2002.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

Listed below are the financial statements, proforma financial information and exhibits filed as a part of this report:

  (a), (b), and (c) Not applicable.








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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 GENERAL GROWTH PROPERTIES, INC.



                                                 By: /s/ Bernard Freibaum
                                                 -------------------------------
                                                 Bernard Freibaum
                                                 Executive Vice President and
                                                 Chief Financial Officer

                                                     Date: December 18, 2001